UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 26, 2008

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VERTICAL BRANDING, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-31667	13-3579974
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

15000 Ventura Blvd., Suite 301, Encino, CA 91436

(Address of Principal Executive Office) (Zip Code)

(818) 926-4900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2008, the Board of Directors (the “Board”) of Vertical Branding, Inc. (the “Company”) approved and adopted certain amendments to the Company’s Bylaws (the “Amendments”).  The Amendments were all to Article 3 of the Bylaws relating to, among other things, election of directors and conduct of Board business.  Specifically, Section 3.2 of Article 3 was amended to remove division of the Board into three classes of directors elected for three-year terms and to provide that all directors are elected to serve until the next subsequent annual meeting of stockholders and until their successors have been duly elected and qualified.  Conforming changes were also made to Section 3.3 and 3.4.1.  In addition, Section 3.8 of Article 3 was amended (i) to provide that notice of special meetings may take place on not less than twenty-four hours notice, as opposed to forty-eight hours, and may be made by electronic means, and (ii) by addition of the Company’s chief executive officer to the list of those able to call a special meeting of the Board, and deletion of the Company’s vice-presidents and its secretary from such list.  Finally, Section 3.15 of Article 3, concerning the conditions under which the Company may provide loans to officers, was deleted in its entirety.  The foregoing description of the Amendments is intended only as a summary and is qualified in its entirety by reference to the Amended and Restated Bylaws attached as an exhibit to this report.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTICAL BRANDING, INC.

By:	/s/ VICTOR BRODSKY
Victor Brodsky Chief Financial Officer

Date:  April 1, 2008

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